Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of MasTec, Inc. and subsidiaries on Form S-8 (No.333-30647) of our report dated December 5, 1997, on our audits of the consolidated financial statements of MasTec, Inc. and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is incorporated by reference in this amendment no. 1 to Annual Report on Form 10-K/A.




COOPERS & LYBRAND L.L.P.
Miami, Florida
February 6, 1998